CONSENT OF MILLE AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS


                                                                  EXHIBIT 23.3

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
7400 WEST 14TH AVENUE, SUITE 10                         TELEPHONE (303) 237-3077
LAKEWOOD, COLORADO 80215                                FACSIMILE (303) 232-4856
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in Amendment No. 1 to the Registration Statement on Form S-3 filed on July 9, 2001 of our report dated September 28, 2000, except for Notes 1, 10, 14, 15, and 16, which are as of July 9, 2001,relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries including in the annual report Form 10-KSB for the fiscal year ended July 31, 2000 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


July 9, 2001